EXHIBIT 10.9 (e)

                            PARTIAL LOAN SATISFACTION


         Pursuant to the terms of that certain Loan Agreement dated November 8, 2000, (the "Loan") Ledger Technologies Pty. Ltd. (the "Lender") acknowledges that on November __, 2002 it received a payment in the amount of Two Hundred Thousand Dollars [$200,000 (USD)] from I.T. Technology, Inc. (the "Borrower") in partial satisfaction of the amounts due and owing by the Borrower to the Lender under the Loan. The Lender also acknowledges and accepts that Instanz Pty. Ltd, on or about the same date shall be receiving a payment in the amount of One Hundred Thousand Dollars [$100,000 (USD)] from the Borrower in connection with its outstanding Loan Agreement with the Borrower.


                                    LENDER - LEDGER TECHNOLOGIES PTY LTD.

                                                 By: /s/ Lisa Mochkin
                                                 Name: Lisa Mochkin
                                                 Its:  Director

                                                 I. T. TECHNOLOGY, INC.

                                                 By: /s/ Yam-Hin Tan
                                                 Name: Yam-Hin Tan
                                                 Its:  Chief Financial Officer